EXHIBIT 10 (w)

Broadcast Agreement with WKM RADIO.

Contrato de Radiodifusión

Entre WKM RADIO 91.5 FM (en adelante denominado "el Emisor"), domiciliado en Calle Bolívar N° 934 en 1a ciudad de Oruro – Bolivia por una parte, y por 1a otra Karma Media Inc. con oficinas corporativas localizadas en 927 S. Azusa Ave. Suite C, City of Industry, California 91748 USA convienen en celebrar el presente CONTRATO DE RADIODIFUSIÓN.

Términos del Contrato

El Emisor acepta poner al aire el programa de radio llamado "El super minuto caliente de Estelle", de 1 minuto, distribuido por Karma Media Inc.  La emisión comenzará antes de la semana 6 de Septiembre de 2004 por un mínimo de 26 semanas consecutivas.  Cualquiera de las partes puede concluir este acuerdo por cualquier razón con un aviso previo de 60 días.  Este acuerdo es renovable automáticamente a menos que cualquiera de las partes desee cambiar todas o una parte de los términos contenidos en este acuerdo.  El Emisor acepta poner al aire "El super minuto caliente de Estelle" cinco veces a la semana entre las horas 6AM y 12 de la noche.  Siempre que estos requerimientos mínimos sean cumplidos, el emisor tendrá el permiso de Karma Media Inc. para poner al aire cada programa.

El Emisor dara a Karma Media Inc. 2 minutos de tiempo comercial entre las horas 6AM y 12 de la noche a cambio de cada minuto de programa de "El super minuto caliente de Estelle" dado al emisor por Karma Media Inc.

Es decir por 5 minutos de programacion por semana de "El super minuto caliente de Estelle" recibidas de Karma Media Inc., El Emisor dara a Karma Media Inc. 10 minutos de tiempo comercial.

Karma Media Inc. le mandara al emisor comerciales en formato mp3 para ponerlos al aire en los minutos que reciben del Emisor.

Karma Media Inc entregará el programa de "El super minuto caliente de Estelle" en formato mp3 al emisor.  En caso de que el Emisor considere un programa inutilizable, Karma Media Inc hará todos los esfuerzos para correspondientes para reemplazarlo o el Emisor podrá reemplazarlo con un programa emitido anteriormente.

El Emisor admite que está estricamente prohibida la reventa, dar la licencia o canjear "El minuto caliente de Estelle" a algún otro Emisor o a otra persona no mencionada en este contrato.

En prueba de absoluta conformidad, a continuación firman ambas partes los términos y condiciones de este acuerdo y reconocen que están autorizados a ejecutarlo.

[SEAL]

/s/ Victor Hugo Irahola, Director W.K.M. Producciones Radio Television

Emisor                                                                                    Fecha: 31-8-04

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Karma Media